SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

TRANSAMERICA SERIES TRUST

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Transamerica Series Trust

Inbound Script

Meeting Date: October 5th, 2022

Toll-Free # 1-888-823-1460

GREETING:

Thank you for calling the Transamerica Series Trust proxy information line.

My name is                     ; may I have your name please?

Thank you, Mr./Ms.                     .    Are you calling regarding the upcoming Special Meeting of Shareholders?

IF YES:

The Board of Trustees recommends you vote FOR each proposal.

Would you like to vote along with the recommendations of your Board?

IF YES: Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist on behalf of Transamerica Series Trust.

Today’s date is                      and the time is                      Eastern Time.

Mr. /Ms.                      , I have recorded your vote, in accordance with the Board’s recommendation. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-888-823-1460. Thank you very much for your participation and have a great day/evening.

IF NO TO VOTING WITH THE BOARD’S RECOMMENDATIONS:

How would you like to cast your vote on the proposal? You may vote for, against or abstain on the proposals.

Proposal 1:

To approve a new sub-advisory agreement for Transamerica JPMorgan Core Bond VP. Holders of the Portfolio are being asked to approve a new sub-advisory agreement with Aegon USA Investment Management, LLC (“AUIM”), an affiliate of Transamerica Asset Management Inc. (“TAM”)

Transamerica Series Trust

Inbound Script

Meeting Date: October 5th, 2022

Toll-Free # 1-888-823-1460

Proposal 2:

To approve a new sub-advisory agreement for Transamerica PIMCO Total Return VP. Holders of the Portfolio are being asked to approve a new sub-advisory agreement with AUIM.

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                     , a proxy voting specialist on behalf of Transamerica Series Trust.

Today’s date is                      and the time is                      Eastern Time.

Mr. /Ms.                      , I have recorded your (For, Against or Abstain) vote with respect to the proposals as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-888-823-1460. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF NO:

Are there any questions regarding the proposals that I can help answer so that you may participate in the vote today?

If a non-proxy related question, respond:

Mr./Ms.                      . I apologize I do not have access to that information; please feel free to call your Financial Advisor or Transamerica Series Trust shareholder services team directly at 1-800-851-9777.